UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

INTELLIGENT MEDICINE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41024	86-2283527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Burdette Rd.

Bethesda, MD 20817

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 905-5834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	IQMDU	The Nasdaq Stock Market LLC

Shares of Class A common stock included as part of the units	IQMD	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	IQMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On April 26, 2023, Intelligent Medicine Acquisition Corp. (the “Company”) issued a press release announcing that, because it does not believe it can consummate an initial combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Charter”), it intends to dissolve and liquidate in accordance with the provisions of the Charter and will redeem all of its remaining shares of Class A common stock that were included in the units issued in its initial public offering. In addition, the Company no longer intends to proceed with respect to the hearing before the Nasdaq Hearings Panel to appeal Nasdaq’s determination that the Company no longer meets certain listing standards. As a result, Nasdaq will suspend trading of the Company’s shares at the open of business on April 27, 2023, and the Company expects that Nasdaq will proceed with delisting the Company’s securities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release dated April 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intelligent Medicine Acquisition Corp

Date: April 26, 2023	By:	/s/ Gregory C. Simon
Name: Gregory C. Simon
Title: Chief Executive Officer